As of May 28, 2015	EXHIBIT 3.2

AMENDED AND RESTATED

BY-LAWS

OF

GRAHAM CORPORATION

(a Delaware Corporation)

ARTICLE 1

DEFINITIONS

As used in these By-Laws, unless the context otherwise requires, the term:

1.1 “Board” means the board of directors of the Corporation.

1.2 “By-laws” means these by-laws of the Corporation, as amended from time to time.

1.3 “Certificate of Incorporation” means the original certificate of incorporation of the Corporation filed on March 7, 1983 to form the Corporation, as amended, supplemented or restated by certificates of amendment, merger or consolidation or other certificates or instruments filed or issued under any statute from time to time after the aforesaid date of filing of such original certificate.

1.4 “Corporation” means GRAHAM CORPORATION.

1.5 “Directors” means the directors of the Corporation.

1.6 “Principal Office of the Corporation” means the principal office of the Corporation located at 20 Florence Avenue, Batavia, New York 14020.

1.7 “Plurality Vote” means the greater number of votes cast for one nominee for an office than the votes cast for any other nominee for the same office.

1.8 “Shareholders” means the shareholders of the Corporation.

ARTICLE 2

OFFICES

2.1 Principal Office. In addition to the principal office, the Corporation may have offices and places of business at such other places, within or without the State of Delaware, as the Board may from time to time determine.

ARTICLE 3

SHAREHOLDERS

3.1 Place of Meetings. Every meeting of the shareholders shall be held at the principal office of the Corporation or at such other place within or without the State of Delaware as may be fixed from time to time, by the Board, which place shall be specified in the notice or waiver of notice thereof.

3.2 Annual Meeting for Election of Directors. The annual meeting of shareholders for the election of directors and the transaction of other business shall be held on the final Thursday in July of each year at such hour as may be designated in the notice of meeting, or, if the foregoing date falls on a legal holiday, on the first business day thereafter which is not a Saturday, Sunday or legal holiday, unless a different date and time be fixed, from time to time, by the Board.

3.3 Special Meetings. A special meeting of shareholders unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board or the President or in the absence or disability of the Chairman of the Board and the President a meeting of shareholders may be called by the Secretary, and shall be called by the Secretary on the written request of at least seventy-five percent (75%) of the Directors, which written request shall state the purpose or purposes of such meeting. At a special meeting of shareholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

3.4 Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed: (i) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and (iii) the record date for determining shareholders for any purpose, other than those specified in clauses (i) and (ii) hereof, shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted. When a determination has been made of shareholders entitled to notice of or to vote at a meeting of shareholders as herein provided, such determination shall apply to any adjournment of such meeting, unless the Board fixes a new record date for the adjourned meeting.

3.5 Notice of Meetings of Shareholders. Whenever under any provision of law or the Certificate of Incorporation or these By-Laws, shareholders are required or permitted to take any action at a meeting, the notice of that meeting shall state the place, date and hour of the meeting and unless it is the annual meeting, indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice of any annual or special meeting of shareholders shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of such meeting to each shareholder entitled to vote thereat as of the record date for determining the shareholders entitled to notice of such meeting. If mailed, such notices shall be deemed to be given when deposited in the United States Mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notice to him be mailed to some other address, then directed to him at such other address. An affidavit of the Secretary or of the transfer agent of the Corporation that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts therein stated. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each shareholder of record who is entitled to vote at the meeting. If after the adjournment the Board fixes a new record date for the adjourned meeting, the Board shall fix a new date for notice of such adjourned meeting, in accordance with this Section 3.5 and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at such adjourned meeting.

3.6 Waiver of Notice. Notice of meeting need not be given to any shareholder who signs a waiver of notice, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice by him, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.7 List of Shareholders at Meetings. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

3.8 Quorum of Shareholders. Except as otherwise provided in these By-Laws or in the Certificate of Incorporation, the holders of record of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder. The shareholders present may adjourn the meeting despite the absence of a quorum.

3.9 Organization. At every meeting of the shareholders, the Chairman of the Board, or an individual appointed by him, who may be, but does not have to be, an officer of the Corporation, shall act as Chairman of the meeting. The Secretary of the Corporation, or in his absence one of the Assistant Secretaries of the Corporation, shall act as Secretary of the meeting.

3.10 Order of Business. The Chairman of the meeting shall conduct all meetings of the shareholders in accordance with the best interests of the Corporation. The order of business at all such meetings shall be as determined by the Chairman of the meeting. The Chairman of the meeting shall have the authority and discretion to establish reasonable procedural rules for the conduct of the meeting, including regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate. The Chairman of the meeting shall also have the authority to adjourn the meeting from time to time and place to place as he or she may deem necessary and in the best interests of the Corporation.

3.11 Inspectors of Election. The Board, in advance of any shareholders’ meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders’ meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint inspectors. If appointed on the request of one or more shareholders, the holders of a majority of shares present and entitled to vote thereat shall determine the number of inspectors to be appointed. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

3.12 Voting; Proxies. Each shareholder entitled to vote at any meeting may vote either in person or by proxy. Unless otherwise specified in the Certificate of Incorporation or in a resolution, or resolutions, of the Board providing for the issuance of preferred stock, each shareholder entitled to vote shall be entitled to one vote for each share of capital stock registered in his or her name on the transfer books or records of the Corporation. Each shareholder entitled to vote may authorize another person or persons to act for him or her by proxy. All proxies shall be in writing, signed by the shareholder or by his or her duly authorized attorney-in-fact, and shall be filed with the Secretary before being voted. No proxy shall be valid after three (3) years from the date of its execution unless otherwise provided in the proxy. The attendance at any meeting by a shareholder who shall have previously given a proxy applicable thereto shall not, as such, have the effect of revoking the proxy. The Corporation may treat any duly executed proxy as not revoked and in full force and effect until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date. If ownership of a share of voting stock of the Corporation stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, any one or more of such shareholders may cast all votes to which such ownership is entitled. If an attempt is made to cast conflicting votes by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present at such meeting. If such conflicting votes are evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. Except for the election of directors or as otherwise provided by law, the Certificate of Incorporation or these By-laws, at all meetings of shareholders, all matters shall be determined by a vote of the holders of a majority of the number of votes eligible to be cast by the holders of the outstanding shares of capital stock of the Corporation present and entitled to vote thereat. Directors shall, except as otherwise required by law, these By-laws or the Certificate of Incorporation, be elected by a plurality of the votes cast by each class of shares entitled to vote at a meeting of shareholders, present and entitled to vote in the election.

3.13 Written Consent of Shareholders. Any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

3.14 Procedure for Nominations. Subject to the provisions hereof, the Nominating Committee of the Board shall select nominees for election as directors. Provided the Nominating Committee makes such nominations, no nominations for directors except those made by the Nominating Committee shall be voted upon at the annual meeting of shareholders unless nominations by shareholders are made in accordance with the applicable provisions of this Section 3.14. Nominations of candidates for election to the Board may be made by any shareholder of record of the Corporation entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary as set forth in this paragraph. To be timely, a shareholder’s notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an annual meeting of shareholders, no earlier than one hundred twenty (120) days and no later than ninety days (90) days prior to the one year anniversary of the preceding year’s annual meeting of shareholders; and (ii) with respect to an annual meeting of shareholders held at a time more than thirty (30) prior to or subsequent to the date of the prior year’s annual meeting of shareholders, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. For purposes of this Section 3.14, notice shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Such shareholder’s notice shall set forth (a) as to each candidate whom the shareholder nominates for election or re-election as a director, (i) the name, age, business address and residence address of such candidate; (ii) the principal occupation or employment of such candidate; (iii) such candidate’s written consent to serve as a director, if elected; (iv) a description of such candidate’s qualifications to be a director; (v) whether such candidate would be an independent director if elected, and the basis therefor, under the listing standards of the New York Stock Exchange; and (vi) such other information regarding each candidate nominated as would be required to be included in the solicitation of proxies for the election of directors filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is then subject to such rules), and (b) as to the shareholder giving the notice, (i) the name and address of such shareholder as they appear on the books and records of the Corporation; (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder, the dates upon which he or she acquired such shares and the investment intent with respect thereto; (iii) a description of all arrangements or understandings between the shareholder and the candidate and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder; (iv) the identification of any person employed, retained, or to be compensated by the shareholder submitting the nomination or by the candidate nominated, or any person acting on his or her behalf to make solicitations or recommendations to shareholders for the purpose of assisting in the election of such candidate, and a brief description of the terms of such employment, retainer or arrangement for compensation; (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or increase or decrease the voting power of the shareholder or beneficial owner with respect to shares of stock of the Corporation, and the shareholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (vi) such other information regarding the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission or required to be delivered to the Corporation pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is then subject to such rules) in connection with the solicitation of proxies for the election of directors, whether or not such shareholder intends to deliver a proxy statement or conduct its own proxy solicitation. At the request of the board, the shareholder or candidate shall submit to the Secretary of the Corporation a completed questionnaire (in the form provided by the Secretary of the Corporation) signed by the candidate with respect to information of the type required by the Corporation’s questionnaire for directors and officers of the corporation in connection with the annual meeting of shareholders and reports to the Securities and Exchange Commission.

No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.14. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be acted upon.

3.15 Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with Section 3.14 of this Article III and shall thereafter become unwilling or unable to stand for election to the Board, the Nominating Committee may designate a substitute nominee upon delivery, not fewer than five (5) days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to Section 3.14 of this Article III had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substituted nominee.

3.16 New Business. Any new business to be taken up at the annual meeting at the request of the Chairman of the Board, the President or by resolution of at least three-fourths of the entire Board shall be stated in writing and filed with the Secretary at least fifteen (15) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but, except as provided in this Section 3.16, no other business shall be acted upon at the annual meeting. Any business raised by any shareholder may be brought before the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting such proposed business shall not be acted upon at the meeting. For business to be properly brought before an annual meeting, the shareholder must be a shareholder of record entitled to vote at the annual meeting and must have timely given notice thereof in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an annual meeting of shareholders, no earlier than one hundred twenty days (120) days and no later than ninety days (90) days prior to the one year anniversary of preceding year’s annual meeting of shareholders and (ii) with respect to an annual meeting of shareholders held at a time more than thirty (30) prior to or subsequent to the date of the prior year’s annual meeting of shareholders, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. For purposes of this Section 3.16, notice shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. A shareholder’s notice to the Secretary shall set forth as to the matter the shareholder proposes to bring before the annual meeting (a) the text of any resolutions to be proposed; (b) a brief description of the business desired to be brought before the annual meeting; (c) the name and address of the shareholder proposing such business as they appear on the books and records of the Corporation; (d) the class and number of shares of the Corporation which are owned beneficially or of record by the shareholder and the dates upon which he or she acquired such shares; (e) the identification of any person employed, retained, or to be compensated by the shareholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to shareholders for the purpose of assisting in the passage of such proposal, and a brief description of the terms of such employment, retainer or arrangement for compensation; (f) any material interest of the shareholder in the business proposed; and (g) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or increase or decrease the voting power of the shareholder or beneficial owner with respect to shares of stock of the Corporation, and the shareholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; and (h) such other information regarding the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission or required to be delivered to the Corporation pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is then subject to such rules) in connection with the solicitation of proxies for the proposed business, whether or not such shareholder intends to deliver a proxy statement or conduct its own proxy solicitation. This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board or the management of the Corporation, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. This provision shall not constitute a waiver of any right of the Corporation under the proxy rules of the Securities and Exchange Commission or any other rule or regulation to omit a shareholder’s proposal from the Corporation’s proxy materials.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any new business was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall declare to the meeting that such new business was not properly brought before the meeting and shall not be considered.

ARTICLE 4

DIRECTORS

4.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board. The Board may adopt such rules and regulations, not inconsistent with applicable laws or the Certificate of Incorporation or these By-Laws as it may deem proper for the conduct of its meetings and the management of the Corporation.

4.2 Number; Qualification; Terms of Office. The number of directors constituting the entire Board shall not be less than three (3) nor more than nine (9). Within said limits the number of directors shall be fixed from time to time by resolution adopted by a majority of the entire Board of Directors. Each director shall be at least 21 years of age and no director shall commence serving a term of office beyond his or her seventy-fifth birthday.

Except as otherwise provided by law or by these By-Laws the directors shall be elected at the annual meeting of the shareholders in each year. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year; i.e., as to the Corporation’s First Board of Directors; at the 1983 annual meeting of shareholders, for directors of the first class; at the 1984 annual meeting, for directors of the second class; and at the 1985 annual meeting, for directors of the third class. At each annual meeting of the shareholders successors to the directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. The foregoing notwithstanding, each director shall serve until his successor has been elected and qualified, or until his earlier resignation, disqualification or removal.

4.3 Election. Directors shall, except as otherwise provided by applicable laws, be elected at the annual meeting of shareholders by a plurality vote of the holders of shares entitled to vote in the election.

4.4 Organization. Meetings of the Board shall be presided over by the Chairman of the Board or such other director or officer as the Chairman of the Board shall designate, and in the absence or incapacity of the Chairman of the Board, the presiding director shall be the then senior member of the Board in terms of length of service on the Board (which length of service shall include length of service on the Board of Directors of Graham Manufacturing Co., Inc. and any predecessors thereto). The Secretary or, in his absence, a person appointed by the Chairman of the Board (or other presiding person), shall act as secretary of the meeting. The Chairman of the Board (or other person presiding) shall conduct all meetings of the Board in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board meetings. At the discretion of the Chairman of the Board, any one or more directors may participate in a meeting of the Board or a committee of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.

4.5 Place of Meeting, etc. The Board may hold its meetings within or without the State of Delaware at such places as the Board may from time to time by resolution determine or (unless contrary to resolution of the Board) at such place as shall be specified in the notice of the meeting.

4.6 Annual Meeting. After each annual election of directors, the Board may meet, without notice of such meeting, for the purposes of election of officers, and the transaction of other business, on the day when and at the place where such annual election is held, and as soon as practicable after such annual election. Such annual meeting may be held at any other time and place specified in a notice given as hereinafter provided for special meetings of the Board or in a consent and waiver of notice thereof.

4.7 Regular Meetings. Regular meetings of the Board may be held at such times and places as may be fixed from time to time by the Board; and, unless required by the Board, notice of any such meeting need not be given. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting, which would otherwise be held on that day, shall be held at the same hour at such place on the next succeeding business day which is not a Saturday or Sunday.

4.8 Special Meetings. Special meetings of the Board may be called for any purpose at any time by or at the request of the Chairman of the Board or the President. Special meetings of the Board shall also be called by the Secretary upon the written request, stating the purpose or purposes of the meeting, of at least seventy-five percent (75%) of the directors then in office. The persons authorized to call special meetings of the Board shall give notice of such meetings in the manner prescribed by these By-laws and may fix any place, within or without the Corporation’s regular business area, as the place for holding any special meeting of the Board called by such persons. No business shall be conducted at a special meeting other than that specified in the notice of meeting.

4.9 Waivers of Notice of Meetings. Except as otherwise provided in this Article IV, at least twenty-four (24) hours notice of meetings shall be given to each director if given in person or by telephone, telegraph, telex, facsimile or other electronic transmission and at least five (5) days notice of meetings shall be given if given in writing and delivered by courier or by postage prepaid mail. The purpose of any special meeting shall be stated in the notice. Such notice shall be deemed given when sent or given to any mail or courier service or company providing electronic transmission service. Any director may waive notice of any meeting by submitting a signed waiver of notice with the Secretary, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

4.10 Telephonic Meetings. Any one or more members of the Board or any Committee thereof may participate in a meeting of the Board or such Committee by means of conference telephone or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

4.11 Quorum and Manner of Acting. A majority of the members of the Board then in office shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board in all transactions, except those in which a greater vote is required by law, by the Certificate of Incorporation, or by the By-laws, and in such transactions the vote of such greater number of directors shall be the act of the Board. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

4.12 Resignations. Any directors of the Corporation may resign at any time by written notification addressed to the President or the Secretary of the Corporation. Such resignation shall take effect upon receipt, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

4.13 Removal of Directors. Any or all of the directors may be removed at any time but only for cause by the shareholders at any meeting of shareholders, called for the purpose, by the affirmative vote of 75% of the shares of the Corporation entitled to vote and, if a corporation, person or other entity owns more than 50% of the shares of the Corporation entitled to vote, by the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote and not owned by the majority shareholder.

4.14 Vacancies. To the extent not inconsistent with the Certificate of Incorporation and subject to the limitations prescribed by law and the rights of holders of Preferred Stock, vacancies in the office of director, including vacancies created by newly created directorships resulting from an increase in the number of directors, shall be filled only by a vote of a majority of the directors then holding office, whether or not a quorum, at any regular or special meeting of the Board called for that purpose. Subject to the rights of holders of Preferred Stock, no person shall be so elected a director unless nominated by the Nominating Committee. Subject to the rights of holders of Preferred Stock, any director so elected shall serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor shall be elected and qualified.

4.15 Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such reasonable amount per annum or such reasonable fees for attendance at directors’ meetings, or both, as the Board shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Each director who shall serve as a member of the Executive Committee, if any, or any other committee of the Board, in consideration of his serving as such, shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board shall from time to time determine. Nothing in this section contained shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

4.16 Board Action Without a Meeting. Whenever any action is required or permitted to be taken by the Board or any committee thereof, such action may be taken without a meeting if all members of the Board or the committee consent in writing to the adopting of a resolution authorizing the action and the resolution and the written consents thereto by the members of the Board or committee are filed with the minutes of the proceedings of the Board or committee.

ARTICLE 5

COMMITTEES

5.1 How Constituted and Powers. By resolution adopted by a majority of the entire Board, the directors may designate from their number three or more directors to constitute an Executive Committee and other committees other than the Nominating Committee, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by law.

5.2 Nominating Committee. By resolution adopted by at least seventy-five percent (75%) of the entire Board, the directors shall designate from their number at least three (3) but no more than five (5) directors, to constitute a Nominating Committee. No member of the Nominating Committee shall vote on his or her own nomination. The Nominating Committee shall review qualifications of and interview candidates for the Board and shall make nominations for election of board members in accordance with the provisions of these By-laws. A quorum shall consist of at least one-third of the members of the Committee, and in no event less than two (2) members of the Committee. The Board may remove a member of the Nominating Committee from the Committee, with or without cause, only by a vote of at least seventy-five per cent (75%) of the entire Board at any regular or special meeting of the Board called for that purpose.

ARTICLE 6

OFFICERS

6.1 Officers. The Board shall, as soon as practicable after the annual meeting of shareholders in each year elect a President, a Treasurer and a Secretary, each to have such functions or duties as are provided in these By-laws or as the Board may from time to time determine and each to hold office for the term for which he is elected and until his successor shall have been duly chosen and shall qualify, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. No officer need be a director. The Board may, from time to time, appoint other officers or assistant officers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these By-laws or as the Board may from time to time determine. Any two or more offices may be held by the same person, except the offices of President and Secretary.

6.2 Removal of Officers. Except for the Chief Executive Officer or the President, any officer may be removed at any regular meeting of the Board with or without cause by an affirmative vote of a majority of the entire Board. The Board may remove the Chief Executive Officer or the President at any time, with or without cause, only by a vote of seventy-five percent (75%) of the non-officer directors then holding office at any regular or special meeting of the Board called for that purpose. Removal of an officer, however effected, shall be without prejudice to his contract rights, if any. Appointment or election of an officer shall not of itself create contract rights.

6.3 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term by the Board at any regular or special meeting provided notice of such intent is given.

6.4 Compensation. Salaries or other compensation of the officers may be fixed from time to time by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director of the Corporation.

6.5 President. The President shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of directors. He may, with the Treasurer or the Secretary or an Assistant Treasurer or an Assistant Secretary, sign certificates for shares of the Corporation. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by any duly authorized committee of directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed, and, in general, he shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board or by any duly authorized committee of directors. The President shall hire, appoint, discharge and fix the compensation of all employees, agents and representatives of the Corporation, other than the duly elected or appointed officers, subject to the general supervision of the Board.

6.6 Vice Presidents. At the request of the President, or in his absence or disability, at the request of the Board, the Vice Presidents in the order determined by the Board shall perform all the duties of the President and so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may also, with the Treasurer or the Secretary or an Assistant Treasurer or an Assistant Secretary, sign certificates for shares of the Corporation; may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or by any duly authorized committee of directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by any duly authorized committee of directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and shall perform such other duties as from time to time may be assigned to him by the Board or by any duly authorized committee of directors or by the President.

6.7 Treasurer. The Treasurer shall, if required, by the Board, give a bond for the faithful discharge of his duties, in such sum and with such sureties as the Board shall determine. He shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with these By-laws; against proper vouchers cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined in accordance with any provision of these By-laws, and be responsible for the accuracy of the amounts of all money so disbursed; regularly enter or cause to be entered in books to be kept by him or under his direction full and adequate account of all moneys received or paid by him for the account of the Corporation; have the right to require, from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the President, the Board or any duly authorized committee of directors, whenever the President, the Board or any duly authorized committee of directors, respectively, shall require him so to do, an account of the financial condition of the Corporation and of all his transactions as Treasurer; exhibit at all reasonable times his books of account and other records to any of the directors of the Corporation, upon application at the office of the Corporation where such books and records are kept; and in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or by any duly authorized committee of directors or by the President; and he may sign with the President or a Vice President certificates for stock of the Corporation.

6.8 The Secretary. The Secretary shall have the duty to record the proceedings of the meetings of the shareholders and directors in a book to be kept for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he may, with the President or any of the Vice Presidents, sign certificates for shares of the Corporation; he shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates for shares of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with the provisions of these By-laws; he shall have charge of the stock ledger and also of the other books, records and papers of the Corporation relating to its organization and management as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or by any duly authorized committee of directors or by the President.

6.9 Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers shall, respectively, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall require. Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to each of them by the Treasurer and by the Secretary, respectively, or by the Board or by any duly authorized committee of directors or by the President. Assistant Treasurers and Assistant Secretaries may, with the President or a Vice President, sign certificates for stock of the Corporation.

ARTICLE 7

CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

7.1 Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any duly authorized committee of directors.

7.2 Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositaries as the Board or any duly authorized committee of directors may select or as may be selected by an officer or officers, agent or agents, of the Corporation to whom such power may from time to time be delegated by the Board or any duly authorized committee of directors.

ARTICLE 8

STOCK AND DIVIDENDS

8.1 Transfer Agent and Registrar. The Board shall have the power to appoint one or more Transfer Agents and Registrars for the transfer and registration of stock of any class or series. The Board of Directors may provide by resolution or resolutions that some or all of any class or series of its stock shall be uncertificated and may be evidenced by a book-entry system maintained by the Corporation’s Transfer Agents and Registrars. Except as otherwise provided by law, the rights and obligations of the holders of any uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. If its shares are represented by certificates, the Corporation may require that such certificates be countersigned and registered by one or more of such Transfer Agents and Registrars.

8.2 Registration and Transfer of Shares. Subject to the provisions of the Certificate of Incorporation of the Corporation, the name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him or her and the date(s) of issue of such shares, and if certificated, the numbers of the certificates covering such shares and the dates of issue of such certificates. Subject to the provisions of the Certificate of Incorporation of the Corporation, the shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, if an assignment or power of transfer in form reasonably satisfactory to the Corporation is presented in connection therewith, which assignment or power of transfer shall be, duly executed, with such guarantee or proof of the authenticity of the signature as the Corporation or its agents may reasonably require and with proper evidence of payment of any applicable transfer taxes. If shares being transferred are represented by a certificate, the surrender and cancellation of certificates for a like number of shares may also be required by the Corporation. Subject to the provisions of the Certificate of Incorporation of the Corporation, a record shall be made of each transfer.

8.3 Lost, Destroyed, Stolen and Mutilated Certificates. The Board may direct that a new certificate be issued in place of any certificate theretofore issued claimed to have been lost or destroyed, provided it has received proof satisfactory to it by affidavit or otherwise of the facts surrounding the loss or destruction of the certificate and the ownership thereof at the time of such loss or destruction. As a condition precedent to the issuance of a new certificate, the Board may also require the alleged owner to advertise the fact of the loss or destruction in a newspaper chosen by the Board and/or furnish to the Corporation a surety bond in form and amount satisfactory to it indemnify the Corporation and its directors and officers from all claims and expenses with respect to the certificate claimed to have been lost or destroyed and the duplicate certificate issued in place thereof.

8.4 Dividends, Surplus, Etc. Subject to the provisions of the Certificate of Incorporation and the law of the State of Delaware, the Board (i) may declare dividends on the shares of the Corporation in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render advisable, (ii) may use and apply, in its discretion, any of the surplus of the Corporation or the net profits arising from its business in purchasing or acquiring any of the shares of stock of the Corporation or of purchase warrants therefor in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, and (iii) may set aside from time to time out of such surplus or net profits such sum or sums as it in its absolute discretion may think proper, as a reserve fund to meet contingencies, or equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interest of the Corporation.

8.5 Holder of Record. Subject to the provisions of the Certificate of Incorporation of the Corporation, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE 9

FORM OF RECORDS

Any records maintained or authorized by the Corporation in the regular course of its business, including but not limited to its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micro-photographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept by it upon the request of any person entitled to inspect the same.

ARTICLE 10

SEAL

The Board shall provide a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation and the year of its incorporation, 1983.

ARTICLE 11

FISCAL YEAR

The Fiscal Year of the Corporation shall be the calendar year unless otherwise determined by the Board of Directors.

ARTICLE 12

VOTING OF STOCK HELD

Unless otherwise provided by resolution of the Board, the President may, from time to time, appoint an attorney or attorneys or agent or agents of this Corporation, including himself, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the President may himself attend any meeting of the holders of stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.

ARTICLE 13

AMENDMENT

Except as otherwise provided by law or under the Corporation’s Certificate of Incorporation, the By-laws of the Corporation may not be amended except (a) by resolution adopted by vote of seventy-five percent of the entire Board of Directors, (b) by the shareholders voting upon a proposal recommended by the affirmative vote of 75% of the entire Board of Directors, or (c) by the affirmative vote of (i) the holders of 75% of the shares of the Corporation entitled to vote and (ii) if any corporation, person, or other entity owns more than 50% of the shares of the Corporation entitled to vote, the holders of a majority of the shares of the Corporation entitled to vote and not owned by the majority shareholder. Any amendment made by the Board of Directors and any proposed amendment adopted by the Board of Directors for recommendation to the Shareholders shall be adopted at a regular meeting and may be adopted only if (a) a notice specifying the change or amendment shall have been given at a previous regular meeting and entered in the minutes of the Board; (b) a written statement describing the change or amendment shall be made in a notice mailed to the directors of the meeting at which the change or amendment shall be acted upon. Notwithstanding the foregoing, any provision of these By-laws that contains a supermajority voting requirement shall only be altered, amended, rescinded, or repealed by the Board by a vote not less than the supermajority specified in such provision.

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